UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
 April 28, 2009

SECURITY CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Mississippi	64-0681198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 001-11663
(Commission file number)

295 Highway 6 West/P. O. Box 690 Batesville, Mississippi	38606
(Address of Principal Executive Offices)	(Zip Code)

(662) 563-9311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

On April 28, 2009, Security Capital Corporation (the "Company") received notice of its preliminary approval from the United States Department of the Treasury ("Treasury") to participate in the Treasury's Capital Purchase Program. On April 30, 2009, the Board of Directors of the Company voted to proceed with the steps necessary for participation in the program.  Subject to approval by the Company's shareholders of certain amendments to the Company's Articles of Incorporation including amendments authorizing a class of Preferred Stock, the Company will have the ability to issue and sell to the Treasury preferred stock and warrants to purchase shares of common stock of the Company in accordance with the terms of the Capital Purchase Program for an aggregate purchase price of up to $10.7 million.  The Treasury's term sheet describing the Capital Purchase Program is available on the Treasury's website at http://www.ustreas.gov.

Item 9.01. Financial Statements and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Security Capital Corporation
(Registrant)

Dated: April 30, 2009	By:	/s/ Connie Woods Hawkins
Connie Woods Hawkins Executive Vice President and Chief Financial Officer